As filed with the Securities and Exchange Commission on February 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

General Motors Company

(Exact name of registrant as specified in its charter)

Delaware	27-0756180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 667-1500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher T. Hatto

Vice President, Global Business Solutions and Chief Accounting Officer

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 667-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick E. Hansen, Esq. General Motors Company 300 Renaissance Center Detroit, Michigan 48265-3000 (313) 667-1500	Donald J. Kunz, Esq. Gabrielle Sims White, Esq. Honigman LLP 2290 First National Building 660 Woodward Avenue Detroit, MI 48226-3506 (313) 465-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities	(1)	(1)	(1)	(2)
Preferred stock, par value $0.01 per share	(1)	(1)	(1)	(2)
Common stock, par value $0.01 per share	(1)	(1)	(1)	(2)
Warrants	(1)	(1)	(1)	(2)

(1)

Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Warrants

This prospectus contains summaries of the general terms of the securities that General Motors Company may offer from time to time:

•	debt securities, in one or more series,

•	shares of our preferred stock, par value $0.01 per share,

•	shares of our common stock, par value $0.01 per share,

•	warrants to purchase any of the other securities that may be sold under this prospectus, or

•	any combination of these securities.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the terms of the offering.

Our common stock is listed on the New York Stock Exchange under the symbol “GM.”

You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

Investment in our securities involves risk. See “Risk Factors” beginning on page 2 of this prospectus, the risk factors in our periodic reports filed from time to time with the Securities and Exchange Commission and any risk factors set forth in the accompanying prospectus supplement and in the documents incorporated by reference into the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 5, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. Under this shelf process, any combination of the securities described in this prospectus may be sold in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, along with all of the information incorporated by reference herein and therein, before making an investment decision.

In this prospectus, unless the context indicates otherwise, references to “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors” or “GM” refer to General Motors Company and, where appropriate, its subsidiaries.

We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the accompanying prospectus supplement, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), prior to the termination of the offering under this prospectus (provided, however, that this prospectus does not incorporate by reference any documents, reports or filings, or portions of any documents, reports or filings, that are deemed to be furnished and not filed under applicable SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the SEC on February 5, 2020); and

•	the description of our common stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed with the SEC on February 5, 2020).

We will provide to each person, including any beneficial owner, a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning the office of Christopher T. Hatto, Vice President, Global Business Solutions and Chief Accounting Officer, at the following address and telephone number:

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 667-1500

You may also find additional information about us, including the documents mentioned above, on our website at https://www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

RISK FACTORS

Investment in any of the securities involves risk. In addition to all of the other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, and the risk factors contained or incorporated by reference into the accompanying prospectus supplement before acquiring any of the securities.

GENERAL MOTORS COMPANY

General Motors Company was incorporated as a Delaware corporation in 2009. We design, build and sell trucks, crossovers, cars and automobile parts worldwide through our automotive segments: GM North America and GM International. Cruise, formerly GM Cruise, is our global segment responsible for the development and commercialization of autonomous vehicle technology. We also provide automotive financing services through General Motors Financial Company, Inc. (GM Financial).

Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is (313) 667-1500. Our website is www.gm.com. Our website and the information included in, or linked to, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

USE OF PROCEEDS

The prospectus supplement of a particular offering will identify the use of proceeds for the offering.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may include or incorporate by reference “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent our current judgment about possible future events and are often identified by words like “aim,” “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions. In making these statements, we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors, both positive and negative. These factors, which may be revised or supplemented in subsequent reports we file with the SEC, include, among others, the following: (1) our ability to deliver new products, services and customer experiences in response to increased competition in the automotive industry; (2) our ability to timely fund and introduce new and improved vehicle models that are able to attract a sufficient number of consumers; (3) the success of our crossovers, SUVs and full-size pickup trucks; (4) our ability to successfully and cost-effectively restructure our operations in the U.S. and various other countries and initiate additional cost reduction actions with minimal disruption; (5) our ability to reduce the cost of manufacturing electric vehicles and drive increased consumer adoption; (6) the unique technological, operational, regulatory and competitive risks related to the timing and commercialization of autonomous vehicles; (7) global automobile market sales volume, which can be volatile; (8) our significant business in China, which is subject to unique operational, competitive, regulatory and economic risks; (9) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (10) the international scale and footprint of our operations, which exposes us to a variety of unique political, economic, competitive and regulatory risks, including the risk of changes in government leadership and laws (including labor, tax and other laws), political instability and economic tensions between governments and changes in international trade policies, new barriers to entry and changes to or withdrawals from free trade agreements, public health crises, including the occurrence of a contagious disease or illness (such as the novel coronavirus), changes in foreign exchange rates and interest rates, economic downturns in foreign countries, differing local product preferences and product requirements, compliance with U.S. and foreign countries’ export controls and economic sanctions, differing labor regulations, requirements and union relationships, differing dealer and franchise regulations and relationships, and difficulties in obtaining financing in foreign countries; (11) any significant disruption, including any work stoppages, at any of our manufacturing facilities; (12) the ability of our suppliers to deliver parts, systems and components without disruption and at such times to allow us to meet production schedules; (13) prices of raw materials used by us and our suppliers; (14) our highly competitive industry, which is characterized by excess manufacturing capacity and the use of incentives, and the introduction of new and improved vehicle models by our competitors; (15) the possibility that competitors may independently develop products and services similar to ours, or that our intellectual property rights are not sufficient to prevent competitors from developing or selling those products or services; (16) our ability to manage risks related to security breaches and other disruptions to our information technology systems and networked products, including connected vehicles and in-vehicle systems; (17) our ability to comply with increasingly complex, restrictive and punitive regulations relating to our enterprise data practices, including the collection, use, sharing and security of the Personal Identifiable Information of our customers, employees, or suppliers; (18) our ability to comply with extensive laws, regulations and policies applicable to our operations and products, including those relating to fuel economy and emissions and autonomous vehicles; (19) costs and risks associated with litigation and government investigations; (20) the costs and effect on our reputation of product safety recalls and alleged defects in products and services; (21) any additional tax expense or exposure; (22) our continued ability to develop captive financing capability through GM Financial; and (23) any significant increase in our pension funding requirements. For a further discussion of these and other risks and uncertainties, refer to our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K.

Consequently, all of the forward-looking statements made in this prospectus and any prospectus supplement, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by law.

OVERVIEW OF OUR CAPITAL STOCK

The following description of the material provisions of our capital stock is based upon our restated certificate of incorporation (Certificate of Incorporation) and our amended and restated bylaws (Bylaws), in each case as currently in effect as of the date of this prospectus, and is qualified in its entirety by reference to the provisions of those documents.

Certain provisions of the General Corporation Law of the State of Delaware (the DGCL), our Certificate of Incorporation, and our Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests.

Common Stock

As of January 24, 2020, 1,429,002,063 shares of our common stock were issued and outstanding. The general terms of our common stock are described below within the section of this prospectus entitled “Description of Common Stock.”

Certain Provisions of Our Certificate of Incorporation and Bylaws

Amendments to Our Certificate of Incorporation

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is generally required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;

•	increase or decrease the par value of the shares of such class; or

•	alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in our Board of Directors

Our Certificate of Incorporation and Bylaws provide that any vacancy occurring in our board of directors (Board of Directors) for any reason shall be filled exclusively pursuant to a resolution adopted by a majority of the remaining members of our Board of Directors then in office. Each director so elected shall hold office for a term expiring at the same time as the next annual meeting of stockholders. Each director shall hold office until his or her successor is elected and qualified, unless the director dies, resigns or otherwise leaves the Board of Directors before then.

Special Meetings of Stockholders

Under our Bylaws, special meetings of stockholders may be called at any time by the chairman of the Board of Directors, by a majority of the members of the Board of Directors or as otherwise provided by Delaware law or the Certificate of Incorporation. Our Bylaws further provide that the Board of Directors shall call a special meeting upon the written request of the record holders of at least 25%, in the aggregate, of the voting power of the outstanding shares of all classes of shares entitled to vote at such a meeting, subject to requirements and limitations set forth in our Bylaws.

Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Notice of Stockholder Director Nominations and Stockholder Business

Under our Bylaws, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the applicable notice and other requirements set forth in our Bylaws.

If a stockholder wishes to bring any business before an annual or special meeting or nominate a person for election to our Board of Directors, our Bylaws contain certain procedures that must be followed for the advance timing required for delivery of stockholder notice of such nomination or other business and the information that such notice must contain.

Proxy Access Nominations

Under our Bylaws, we must include in our proxy statement for an annual meeting the name, together with certain other required information, of any person nominated for the election of directors in compliance with specified provisions in our Bylaws by a single stockholder that satisfies (or by a group of no more than 20 stockholders that satisfy) various notice and other requirements specified in our Bylaws. Among other requirements in our Bylaws, such stockholder or group of stockholders would need to provide evidence verifying that the stockholder or group owns, and has owned continuously for the preceding three years, at least 3% of the issued and outstanding voting shares of the Company. Our Bylaws contain limitations on the maximum number of nominees submitted by stockholders that we would be required to include in our proxy statement for an annual meeting.

Stockholder Action by Written Consent without a Meeting

Our Certificate of Incorporation provides that no action that is required or permitted to be taken by our stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting except where such consent is signed by the holders of all shares of stock of the Company then outstanding and entitled to vote thereon. Our Bylaws also contain notice and procedural requirements applicable to persons seeking to have the stockholders authorize or take corporate action by written consent without a meeting.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in various business combination transactions with any interested stockholder for a period of three years following the time that such person became an interested stockholder, unless:

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the Board of Directors prior to the time the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

at or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to an “interested stockholder.” In general, an “interested stockholder” is a person who owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of the corporation’s voting stock.

However, the restrictions contained in Section 203 will not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we had a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

GENERAL DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

The following securities may be offered, at any time and from time to time, pursuant to this prospectus:

•	our debt securities, in one or more series;

•	shares of our preferred stock, par value $0.01 per share;

•	shares of our common stock, par value $0.01 per share;

•	warrants to purchase any of the other securities that may be sold under this prospectus; or

•	any combination of these securities.

Securities offered under this prospectus may be exchangeable for or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered by this prospectus will be issued under an indenture dated as of September 27, 2013 between us and The Bank of New York Mellon, as trustee, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part and which is incorporated by reference herein, subject to such amendments or supplemental indentures as are adopted from time to time. We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indenture.

We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the TIA). You should carefully read the summary below, the applicable prospectus supplement and the provisions of the indenture that may be important to you before investing in our debt securities.

Wherever terms are used but not defined in this section of the prospectus, those terms have the meanings assigned to them in the indenture, it being intended that those defined terms will be incorporated herein by reference. For purposes of this section of the prospectus, references to “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors” or “GM” refer to General Motors Company (parent company only) and not any of its subsidiaries.

General Terms

We may issue debt securities at any time and from time to time in one or more series under the indenture. The debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. A series of debt securities may be guaranteed by one or more of our subsidiaries. The indenture does not limit the amount of debt securities that may be issued thereunder and will govern debt securities up to the aggregate principal amount that we may authorize from time to time. Any such limit applicable to a particular series of debt securities will be specified in the prospectus supplement relating to that series.

We will describe the specific terms of each series of debt securities being offered in a supplement to this prospectus. These terms may include, but are not limited to, some or all of the following:

•	the title of the debt securities of that series;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the date or dates on which principal and premium, if any, of the debt securities of that series, or any tranche thereof, is payable;

•

the rate or rates at which the debt securities of that series, or any tranche thereof, will bear interest, or any formula or other method or means by which such rate or rates shall be determined, by reference to an index or other fact or event or otherwise;

•	the date or dates from which such interest will accrue, and the dates on which such interest will be payable;

•	our right, if any, to extend the interest payment periods and the duration of any such extension;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of that series, or any tranche thereof, may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase debt securities of that series, of any tranche thereof, pursuant to any sinking fund provision or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions on which debt securities of that series, or any tranche thereof, must be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to any of our other debt;

•	the denominations in which the debt securities of that series will be issuable;

•

if other than the entire principal amount of the debt securities of that series, the portion of the principal amount that will be payable upon acceleration of maturity as a result of a default on our obligations;

•	if other than U.S. dollars, the currency or currencies in which the principal of or any premium or interest on the debt securities of that series will be payable;

•

if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those debt securities, in securities or other property, the type and amount of such securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	any addition to or change in the events of default which apply to, and covenants for the benefit of the holders of, the debt securities of that series;

•	the terms and conditions, if any, pursuant to which the debt securities of that series may be converted into or exchanged for securities or other property of us or any other person;

•	the nature and terms of any collateral security, assurance or guaranty for the debt securities of that series;

•	the terms, if any, on which the debt securities of that series will be guaranteed by any of our subsidiaries; and

•	any other specific terms of the debt securities of that series.

The indenture does not contain any covenant or other specific provision affording protection to holders of debt securities in the event of a highly leveraged transaction or a change in control of us, except to the limited extent described under “Consolidation, Merger or Sale of Assets.”

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the applicable prospectus supplement for such debt securities.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations with respect to the debt securities of any series under the indenture (with the exception of specified provisions as provided in the indenture), when:

(i)	either:

•	all debt securities of such series previously authenticated and delivered have been delivered to the trustee for cancellation; or

•

all debt securities of such series not previously delivered to the trustee for cancellation (i) have become due and payable (whether at stated maturity, early redemption or otherwise), (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and in each case, we have deposited or caused to be deposited with the trustee as funds in trust solely for the benefit of the holders of the debt securities of such series, an amount in cash in the currency or composite currency in which the debt securities of such series are denominated, “eligible obligations” (which means (1) with respect to debt securities denominated in U.S. dollars, U.S. government obligations, or (2) with respect to debt securities denominated in a currency other than U.S. dollars or in a composite currency, such other obligations or instruments as may be specified for such debt securities) or any combination thereof, sufficient to pay the principal of, and any premium and interest on, the debt securities of such series to the date of deposit (in the case of debt securities that have become due and payable) or the stated maturity date or redemption date thereof;

(ii)	we have paid or caused to be paid all other sums payable under the indenture by us with respect to such series; and

(iii)

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series have been complied with.

We may elect at any time to have our obligations under the indenture discharged with respect to any series of debt securities (legal defeasance), unless such series of debt securities was designated as not being defeasible. Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by debt securities of such series and the provisions of the indenture relating to such series of debt securities shall be satisfied and discharged and shall no longer be in effect, except for:

(i)	the rights of holders of the debt securities of such series to receive, solely from the funds deposited with the trustee, payment of the principal of (and premium, if any) and interest when due;

(ii)

our obligations with respect to the debt securities of such series concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities, maintenance of an office or agency and money for security payments held in trust, and, if we shall have designated a redemption date, our obligations concerning the redemption of the debt securities of such series;

(iii)	the rights, powers, trusts, duties and immunities of the trustee under the indenture; and

(iv)	the defeasance provisions of the indenture.

In addition, we may elect at any time to have our obligations under certain covenants in the indenture and the debt securities released with respect to any series of debt securities (covenant defeasance), unless such series of debt securities was designated as not being defeasible. Any failure to comply with these obligations will not constitute an event of default with respect to the debt securities of such series.

The following are the conditions to the applications of legal defeasance or covenant defeasance to any series of debt securities:

(i)

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series:

•	cash in dollars (or such other currency or composite currency in which such debt securities are denominated) in an amount sufficient;

•

eligible obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, on or before the due date of any payment, money in an amount sufficient; or

•	a combination of such cash and eligible obligations in an amount sufficient,

in each case, in the opinion of a nationally recognized firm of independent certified public accountants, expressed in a written certification delivered to the trustee, to pay and discharge (1) the principal of (and premium, if any) and interest on such debt securities of such series at the stated maturity or redemption date and (2) any mandatory sinking fund payments applicable to the debt securities of such series on the day on which such payments are due and payable;

(ii)

in the case of legal defeasance, subject to certain exceptions, we have delivered to the trustee an opinion of counsel to the effect that, based upon an Internal Revenue Service ruling or a change in law, the holders of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

(iii)

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

(iv)

the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

(v)

no event of default or event that with notice or lapse of time would become an event of default with respect to the debt securities of such series has occurred and is continuing at the date of such deposit or, with regard to any event of default relating to bankruptcy or insolvency, during the period ending on the 91st day after the date of such deposit;

(vi)	we have delivered to the trustee an agreement whereby we irrevocably agree to forfeit our rights, if any, to extend the interest payment periods on such debt securities pursuant to the indenture;

(vii)

the legal defeasance or covenant defeasance will not (i) cause the trustee with respect to the debt securities of such series to have certain conflicting interests for purposes of the TIA with respect to the debt securities of such series, or (ii) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(viii)

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with; and

(ix)

if we have deposited or caused to be deposited money or eligible obligations to pay or discharge the principal of (and premium, if any) and interest on the debt securities of a series to and including a redemption date pursuant to clause (i) above, such redemption date shall be irrevocably designated by a board resolution delivered to the trustee on or prior to the date of deposit of such money or eligible obligations, and such board resolution shall be accompanied by an irrevocable written request by us that the trustee give notice of such redemption in our name, and at our expense, not less than 30 nor more than 60 days prior to such redemption date.

Consolidation, Merger or Sale of Assets

The indenture provides that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (including any individual, corporation or partnership), unless:

(i)

either (x) we shall be the continuing corporation or the successor corporation or (y) the person formed by such consolidation or into which we are merged or the person that acquires by conveyance, transfer or lease our properties and assets substantially as an entirety shall be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all of the outstanding debt securities and the performance of our covenants under the indenture;

(ii)

immediately after giving effect to such transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(iii)

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with these provisions (except that such opinion of counsel need not opine as to clause (ii) above).

In the event of any such consolidation or merger or any conveyance, transfer or lease of all or substantially all our properties and assets, any such successor will be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if it had been named in the indenture as obligor.

Modification of the Indenture

The indenture contains provisions permitting us and the trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the debt securities of any series or of the coupons pertaining to such debt securities under the indenture, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series at the time outstanding under the indenture which are affected by such supplemental indenture, voting as one class, provided, however, that if there are debt securities of more than one series of equal ranking outstanding under the indenture and if a proposed supplemental indenture shall directly affect the rights of the holder of debt securities of one or more, but less than all, of such series, then the consent only of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series so directly affected, considered as one class, shall be required, provided further that, without the consent of the holder of each outstanding debt security so affected, no such supplemental indenture may:

(i)

change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount or premium, if any, thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or reduce the amount of principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the indenture, or change the coin or currency (or other property) in which, any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date, or, in the case of repayment at the option of the holders, on or after the repayment date);

(ii)

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences provided for in the indenture; or

(iii)

modify any of the above provisions or the provisions of the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities, except to increase any such percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The indenture contains provisions permitting us and the trustee to enter into supplemental indentures, without the consent of the holders of any debt securities, for any of the following purposes:

(i)	to evidence the succession of another person to us and the assumption by any such successor of the covenants applicable to us under the indenture and in the debt securities;

(ii)	to add to the covenants applicable to us for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us under the indenture;

(iii)	to add any additional events of default with respect to all or any series of debt securities;

(iv)

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to permit or facilitate the issuance of debt securities in uncertificated form;

(v)

to change or eliminate any of the provisions of the indenture, or to add any new provision to the indenture, in respect of one or more series of debt securities; provided, however, that any such change, elimination or addition either (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such debt security with respect to such provision or (B) shall become effective only when there is no such debt security outstanding;

(vi)	to add collateral security with respect to the debt securities of any series and to provide for the terms and conditions of release or substitution thereof;

(vii)	to establish the issuance of and establish the form, terms and conditions of any additional debt securities of any series or tranche thereof as permitted by the indenture;

(viii)	to provide for uncertificated debt securities in addition to or in place of all, or any series or tranche of, certificated debt securities;

(ix)

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the indenture;

(x)	to provide for a separate trustee or co-trustee;

(xi)

to change any place or places where (a) the principal of or premium, if any, or interest, if any, on all or any series of debt securities shall be payable, (b) all or any series of debt securities may be surrendered for registration or transfer, (c) all or any series of debt securities may be surrendered for exchange and (d) notices and demands to us in respect of all or any series of debt securities and the indenture may be served;

(xii)

to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, or any tranche thereof, pursuant to the terms of the indenture, provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or tranche or any other series of debt securities in any material respect;

(xiii)

to add one or more guarantees for the benefit of the holders of all or any series of debt securities under the indenture or evidence the release, termination or discharge of any such guarantee when such release, termination or discharge is permitted under the indenture;

(xiv)

to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture; or

(xv)

to make any other provisions with respect to matters or questions arising under the indenture, provided that such action pursuant to this clause shall not adversely affect in any material respect the interests of the holders of any debt securities of any series outstanding on the date of such supplemental indenture.

The indenture also permits us and the trustee to enter into supplemental indentures, without the consent of the holders of any debt securities, to implement certain changes to the indenture if the TIA as in effect at the date of the execution and delivery of the indenture or at any time thereafter becomes amended.

Events of Default

An event of default with respect to debt securities of any series is defined in the indenture as being any one of the following events, unless such event is either inapplicable to a particular series or it is specifically deleted or modified with respect to such series of debt securities:

(i)

default in the payment of interest on any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; provided that a valid extension of the interest payment period by us as permitted under the terms of any debt security of that series shall not constitute a failure to pay interest for this purpose;

(ii)

default in the payment of the principal of (or premium, if any, on) any debt security of that series when due (and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days);

(iii)	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series and continuance of such default for a period of 30 days;

(iv)

default in the performance, or breach, of any of our covenants or warranties in the indenture (other than covenants or warranties referred to in clauses (i), (ii) and (iii) above and covenants solely for the benefit of one or more series of debt securities other than that series) and continuance of such default or breach for a period of 90 days after we have been given written notice of default from the trustee or we and the trustee have been given written notice of default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series;

(v)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; or

(vi)	any other event of default provided with respect to debt securities of that series pursuant to the indenture.

If an event of default under the indenture with respect to any series of outstanding debt securities occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may by written notice declare the principal amount of the debt securities of such series (or, if the debt securities of such series are original issue discount securities or indexed securities, such portion of the principal amount of such debt securities as may be specified in the terms thereof) to be due and payable immediately and upon such declaration such principal amount (or specified amount), together with all accrued and unpaid interest thereon, shall become immediately due and payable. If an event of default under the indenture specified in clause (v) above occurs, then the principal amount of all the debt securities of each series then outstanding (or if any such debt securities are original issue discount securities or indexed securities, such portion of the principal amount of such debt securities as may be specified in the terms thereof) will automatically become immediately due and payable, together with all accrued and unpaid interest thereon, without any declaration or other act on the part of the trustee or any holders of the debt securities.

At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the event or events of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequence shall, without further act, be deemed to have been rescinded and annulled if (i) all events of default with respect to debt securities of that series, other than nonpayment of the principal of and accrued and unpaid interest on the debt securities of such series that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture, and (ii) we have paid or deposited irrevocably with the trustee a sum sufficient to pay (A) all overdue interest of all debt securities of such series, (B) the principal of (and premium, if any, on) any debt securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such debt securities, (C) to the extent lawful, interest upon overdue interest at the rates borne by the debt securities of such series, unless another rate is provided in such debt securities and (D) certain amounts due to the trustee. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults with respect to such series, except a default in paying principal, premium (if any) or interest on any debt security of that series, and except in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the outstanding debt securities of that series affected.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal, premium or interest, no holder of any debt security of any series may institute any action against us with respect to the indenture unless:

•	the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the action;

•	the requesting holders have offered the trustee indemnity against the reasonable expenses and liabilities to be incurred in complying with the request;

•	the trustee has not instituted the action within 60 days of receipt of the request and offer of indemnity; and

•

no direction inconsistent with the written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

If an event of default shall have occurred and be continuing in respect to any series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series; provided, however, that if an event of default has occurred and is continuing with respect to more than one series of debt securities of equal ranking, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of equal ranking, considered as one class, shall have the right to make such direction, and not the holders of the debt securities of any one of such series of equal ranking; provided further that (1) such direction shall not be in conflict with any rule of law or with the indenture, and (2) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Book-Entry; Delivery and Form; Global Securities

Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Unless otherwise specified in the applicable prospectus supplement, each such global security will be deposited with the trustee as custodian for The Depository Trust Company (DTC) and registered in the name of a nominee of DTC in New York, New York.

Ownership of beneficial interests in a global security will be limited to persons who have accounts with DTC (DTC participants) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon the issuance of a global security and deposit of the global security with DTC’s custodian, DTC will credit portions of the principal amount of the global security to the accounts of DTC participants; and

•

ownership of beneficial interests in a global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants or persons who hold interests through DTC participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in a global security may not be exchanged for debt securities in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Securities

All interests in the global securities will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee nor any underwriter is responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt security represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have a debt security represented by the global security registered in their names;

•	will not receive or be entitled to receive a physical, certificated debt security; and

•

will not be considered the owners or holders of the debt security represented by the global security under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global security must rely on the procedures of DTC to exercise any rights of a holder of the debt security under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the debt securities represented by a global security will be made on behalf of GM by the trustee or other paying agent to DTC or its nominee as the registered holder of the global security. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a global security to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security.

Certificated Debt Securities

A global security may be exchanged for debt securities in physical, certificated form (which would be registered in such names as DTC shall direct) only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global security and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated debt securities; or

•	events of default with respect to the debt securities under the indenture should occur and be continuing.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of us, any of our affiliates, or any successor corporation shall have any liability for any obligation, covenant or agreement of us or any guarantor under the indenture or any supplemental indenture or in the debt securities.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon is the trustee under the indenture.

The indenture provides that if the trustee has or acquires any conflicting interest within the meaning of the TIA with respect to the debt securities of any series, it must either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the TIA and the indenture.

DESCRIPTION OF PREFERRED STOCK

Our Certificate of Incorporation authorizes our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $0.01 per share, without the approval of our stockholders. Our Board of Directors is authorized to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Our Certificate of Incorporation currently authorizes our Board of Directors to issue 2,000,000,000 shares of preferred stock. As of January 24, 2020, there were no shares of preferred stock outstanding. The terms of any shares of preferred stock offered pursuant to this prospectus will be set forth in an applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

Our only class of common stock is our common stock, par value $0.01 per share. Our Certificate of Incorporation currently authorizes our Board of Directors to issue 5,000,000,000 shares of common stock. As of January 24, 2020, 1,429,002,063 shares of our common stock were issued and outstanding. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

Dividend Rights

The DGCL and our Certificate of Incorporation do not require our Board of Directors to declare dividends on our common stock. The declaration of any dividend on our common stock is a matter to be acted upon by our Board of Directors in its sole discretion. Our payment of dividends on our common stock in the future will be determined by our Board of Directors in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors.

The DGCL restricts the power of our Board of Directors to declare and pay dividends on our common stock. The amounts which may be declared and paid by our Board of Directors as dividends on our common stock are subject to the amount legally available for the payment of dividends on our common stock by us under the DGCL. In particular, under the DGCL, we can only pay dividends to the extent that we have surplus—the extent by which the fair market value of our net assets exceeds the amount of our capital—or to the extent of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, dividends on our common stock are subject to any preferential rights on any outstanding series of preferred stock authorized for issuance by our Board of Directors in accordance with our Certificate of Incorporation. As of January 24, 2020, there were no shares of preferred stock outstanding.

Voting Rights

Our Certificate of Incorporation provides that, except as may otherwise be provided in a certificate of designations relating to any outstanding series of preferred stock or by applicable law, the holders of shares of common stock shall be entitled to one vote for each such share upon each matter presented to the stockholders and the common stock shall have the exclusive right to vote for the election of directors and for all other purposes. Holders of our common stock do not possess cumulative voting rights.

Under our Bylaws, in uncontested elections of directors, those nominees receiving the affirmative vote of a majority of the votes cast with respect to that director’s election at a meeting at which a quorum is present shall be elected. A majority of votes cast means that the number of votes for a nominee must exceed 50% of the votes cast with respect to the election of that nominee (excluding any abstentions). In certain contested elections, the nominees who receive a plurality of votes cast with respect to the election of directors at a meeting at which a quorum is present shall be elected. Under our Bylaws, any other corporate action put to a stockholder vote shall be decided by the vote of the holders of a majority of the voting power of the shares entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by law, rule or regulation, including any stock exchange rule or regulation, applicable to the Company.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of our common stock would be entitled to receive, after payment or provision for payment of all of our debts and liabilities, all of our assets available for distribution. Holders of our preferred stock, if any such shares are then outstanding, may have a priority over the holders of common stock in the event of any liquidation or dissolution.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “GM.”

DESCRIPTION OF WARRANTS

The terms of any warrants to purchase securities to be offered pursuant to this prospectus and a description of the material provisions of any applicable warrant agreement relating to such warrants will be set forth in an applicable prospectus supplement.

PLAN OF DISTRIBUTION

The securities may be offered through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation will be identified in a prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Honigman LLP.

EXPERTS

The consolidated financial statements of General Motors Company as of and for the years ended December 31, 2019 and 2018, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of General Motors Company’s internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of General Motors Company as of and for the year ended December 31, 2017, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s website at http://www.sec.gov.

We also make available free of charge on our website at https://www.gm.com all of the documents that we file with the SEC. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider such information as part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement, including exhibits to the registration statement, provides additional information about us and may be obtained from the SEC or us, as provided above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses we have incurred or expect to incur in connection with the sale of the securities registered pursuant to this registration statement.

SEC registration fee	$	#
Printing and engraving costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Trustee fees and expenses		*
Miscellaneous		*
Total	$	*

#	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, General Motors Company (General Motors) is empowered to indemnify its directors and officers as provided therein.

General Motors’ Restated Certificate of Incorporation, as amended (the Certificate), provides that no director shall be personally liable to General Motors or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to General Motors or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Under Article V of its Amended and Restated Bylaws (the Bylaws), General Motors shall indemnify and advance expenses to every current or former director and officer in the manner and to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred or suffered by or on behalf of such person in connection with any threatened, pending or completed investigation, action, suit or proceeding, whether civil, criminal, administrative or investigative (a proceeding), in which such director or officer was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors, or is or was serving at the request of General Motors as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise (hereinafter, an indemnitee), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or member or in any other capacity while serving as a director, officer, employee, fiduciary or member. Except as provided below with respect to proceedings to enforce rights to indemnification, General Motors shall not be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person if the proceeding (or part thereof) was not authorized by the Board of Directors of General Motors. For purposes of these provisions, “officer” means a person elected or appointed to an officer position by resolution of the Board of Directors of General Motors or an authorized committee thereof.

General Motors shall pay the expenses of an indemnitee incurred in defending any proceeding in advance of its final disposition (advancement of expenses); provided, however, that the payment of expenses incurred by an indemnitee in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the indemnitee to repay all amounts advanced if it should be ultimately determined that by final judicial decision from which there is no further right of appeal the indemnitee is not entitled to be indemnified under Article V of the Bylaws or applicable law. If a claim for indemnification or advancement of expenses by an indemnitee under Article V of the Bylaws is not paid in full within ninety days after a written claim therefor has been received by General Motors, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, General Motors shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or advancement of expenses under applicable law.

The rights conferred on any person by Article V of the Bylaws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Board of Directors may, to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at General Motors’ expense insurance: (a) to reimburse General Motors for any obligation which it incurs under the provisions of Article V of the Bylaws as a result of the indemnification of past, present or future directors, officers, employees, agents and any persons who have served in the past, are now serving or in the future will serve at the request of General Motors as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and (b) to pay on behalf of or to indemnify such persons against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of Article V of the Bylaws, whether or not General Motors would have the power to indemnify such persons against such liability under Article V of the Bylaws or under applicable law.

General Motors maintains directors’ and officers’ liability insurance under which its directors and officers are insured against loss (as defined by the terms of insurance) as a result of claims brought against them alleging breach of duty, neglect, error or misstatement while acting in such capacities.

In addition to the above described provisions in the Certificate and Bylaws, General Motors has entered into an indemnification agreement with each of its directors and executive officers, which provides, among other things, that General Motors will indemnify and defend each such person to the fullest extent permitted by law, subject to certain conditions, against all expenses and certain other amounts actually and reasonably incurred by such person in connection with proceedings in which such person is involved, or is threatened to become involved, by reason of any action or inaction by such person in his or her capacity as a director or officer of General Motors, or by reason of the fact that such person is or was serving at the request of General Motors as a director, officer, trustee, manager, member, fiduciary, employee or agent of any other organization or enterprise. The indemnification agreement also requires General Motors to advance expenses incurred by such person in connection with the investigation, defense, or appeal of any such proceedings. Additionally, in any proceeding for which indemnification is not otherwise available, the indemnification agreement requires General Motors to contribute to the indemnifiable losses based on the relative benefits received by, and/or the losses and relative faults of, the indemnitee and General Motors.

Item 16.	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(a)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement†

4.1	Restated Certificate of Incorporation of General Motors Company dated December 7, 2010, incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K of General Motors Company filed December 13, 2010

4.2	General Motors Company Amended and Restated Bylaws, as amended August 14, 2018, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of General Motors Company filed August 20, 2018

4.3	Indenture, dated as of September 27, 2013, between General Motors Company and The Bank of New York Mellon, as trustee, incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (No. 333-195601) of General Motors Company filed April 30, 2014

4.4	Form of Supplemental Indenture for Debt Securities†

4.5	Form of Debt Security†

4.6	Form of Certificate of Designations for Preferred Stock†

4.7	Form of Warrant Agreement†

5.1	Opinion of Honigman LLP*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Deloitte & Touche LLP*

23.3	Consent of Honigman LLP (included in Exhibit 5.1)

24.1	Powers of Attorney for Directors of General Motors Company*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee, in respect of the Indenture dated as of September 27, 2013*

*	Filed herewith.
†	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or by post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, General Motors Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on February 5, 2020.

General Motors Company

By:	/s/ MARY T. BARRA
Mary T. Barra
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MARY T. BARRA Mary T. Barra	Chairman and Chief Executive Officer (Principal Executive Officer)	February 5, 2020

/S/ DHIVYA SURYADEVARA Dhivya Suryadevara	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 5, 2020

/S/ CHRISTOPHER T. HATTO Christopher T. Hatto	Vice President, Global Business Solutions and Chief Accounting Officer (Principal Accounting Officer)	February 5, 2020

* Theodore M. Solso	Lead Director	February 5, 2020

* Wesley G. Bush	Director	February 5, 2020

* Linda R. Gooden	Director	February 5, 2020

* Joseph Jimenez	Director	February 5, 2020

* Jane L. Mendillo	Director	February 5, 2020

* Judith A. Miscik	Director	February 5, 2020

* Patricia F. Russo	Director	February 5, 2020

* Thomas M. Schoewe	Director	February 5, 2020

* Carol M. Stephenson	Director	February 5, 2020

* Devin N. Wenig	Director	February 5, 2020

*	The undersigned, by signing his or her name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ RICK E. HANSEN
Rick E. Hansen
Attorney-in-Fact